                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FIRST MCMINNVILLE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                 [Letter head of First McMinnville Corporation]


                          A LETTER TO OUR SHAREHOLDERS





                                 March 16, 2001



Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of First McMinnville Corporation (the "Company") to be held on April 10, 2001, at 2:30 o'clock p.m., local time, in the Board Room of First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee. At the Annual Meeting, Shareholders of record as of March 1, 2001, will be entitled to vote upon the election of Directors who will serve until their successors have been elected and duly qualified. In addition, the Shareholders will vote upon the ratification of the Directors' appointment of Maggart & Associates, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2001, as well as any other business that may properly come before the Annual Meeting.

         I know that you will notice the different format and the greatly increased amount of information that is included in these materials. As you know, our shareholder base has been growing, which we take as a real compliment to our excellent Staff and the Bank's continued strong results of operation. The size of our shareholder base now makes it necessary for us to report to you lots of different kind of information. If you have any questions about any of this, or any other matter related to our Company or the Bank, I trust that you know that I and the other members of the Staff will be delighted to discuss it with you and to try to answer any of your questions.

         The enclosed Proxy Statement describes the proposed election of Directors and ratification of appointment of independent auditors, and it contains other information about the Annual Meeting. Please read these materials carefully. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WITHOUT DELAY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU WISH AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT BY GIVING APPROPRIATE NOTICE ANY TIME BEFORE YOUR PROXY IS VOTED.

         On behalf of your Board of Directors, I urge you to vote FOR Proposals 1 and 2 which are described in the Proxy Statement and set forth on the Proxy Card. I look forward to seeing you at the Annual Meeting.

                                       Sincerely,

                                       FIRST MCMINNVILLE CORPORATION


                                       /s/ Charles C. Jacobs


                                       -----------------------------
                                       Charles C. Jacobs,
                                       Chairman of the Board

                         [FIRST MCMINNVILLE CORPORATION]
                              200 East Main Street
                          McMinnville, Tennessee 37110


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO:          Our Shareholders

DATE:        Tuesday, April 10, 2001

TIME:        2:30 p.m., Local Time in McMinnville, Tennessee (Central Time)

PLACE:       First National Bank's Board Room
             200 East Main Street
             McMinnville, Tennessee 37110

ITEMS OF BUSINESS:         1)  to elect five "Class II" Directors;

                           2) to ratify the selection of Maggart & Associates, P.C., as the Company's independent auditors for the year ending December 31, 2001; and

                           3) to conduct other business properly brought before the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof.

WHO MAY VOTE:     You can vote if you were a Shareholder of record at the close of business on March 1, 2001.

ADJOURNMENT:      If necessary, your proxy will be voted to adjourn the Annual
                  Meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

DATE OF MAILING:  This Proxy Statement and the Company's Annual
                  Report for the year ended December 31, 2000, together with the form of proxy for the Annual Meeting, are first being mailed to Shareholders on or about March 16, 2001.

By Order of the Board of Directors


/s/ Carol Locke

Carol Locke
Secretary

McMinnville, Tennessee
March 16, 2001

                                TABLE OF CONTENTS

SUMMARY OF VOTING MATTERS................................................................................-1-

FIRST PROPOSAL - ELECTION OF DIRECTORS...................................................................-2-

THE COMPANY'S BOARD OF DIRECTORS AND COMMITTEES..........................................................-4-

EXECUTIVE OFFICERS.......................................................................................-6-

EXECUTIVE COMPENSATION...................................................................................-7-
         Summary Compensation Table......................................................................-7-
         Stock Option Grants.............................................................................-7-
         2001 Stock Option Exercises.....................................................................-7-
         Aggregated Option/sar Exercises in Last Fiscal Year and Fiscal Year End Option/sar Values.......-8-
         Benefits.......................................................................................-11-

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS.............................................-13-

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................................................-14-

CERTAIN TRANSACTIONS....................................................................................-14-

SECOND PROPOSAL - RATIFICATION OF INDEPENDENT AUDITORS..................................................-14-

PROXY SOLICITATION......................................................................................-15-

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING...........................................................-15-

OTHER BUSINESS..........................................................................................-15-

AVAILABILITY OF FORM 10-K...............................................................................-15-

APPENDIX A..............................................................................................

                            SUMMARY OF VOTING MATTERS


WHAT AM I VOTING ON?

You will be voting on the following:

-    to elect five Directors for terms of three years each;

- to ratify the selection of Maggart & Associates, P.C., as the Company's independent auditors for the year ending December 31, 2001; and

-    any other matter properly brought before the Annual Meeting.


WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of our common stock as of the close of business on March 1, 2001. Each share of stock is entitled to one vote. As of March 1, 2001, there were 522,458 shares of First McMinnville Corporation's common stock outstanding.

HOW DO I VOTE?

You may vote in person at the meeting or you may complete, sign and return the enclosed proxy card. Votes submitted by proxy will be voted by the individuals named on the proxy card in the manner you indicate. You may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. You may also vote for or against, or abstain, with respect to the ratification of the independent accountants chosen by the board of directors of First McMinnville Corporation ("Company").

Unless otherwise required by law, all other matters, including the ratification of auditors, shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked "abstain" as to that matter.

CAN I REVOKE MY PROXY?

Yes, by following one of the correct procedures. To revoke a proxy given pursuant to this solicitation, you must do one of the following before the proxy is voted for Directors at the Annual Meeting:

-    sign another proxy with a later date and return it to us;

- provide us with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting; or

- attend the Annual Meeting and vote in person. BUT IT IS VERY IMPORTANT FOR YOU TO NOTE: Your attendance at the Annual Meeting, by itself, will not revoke a proxy if you do not vote personally or by a later dated proxy, of if you don't revoke your proxy, at the Annual Meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted FOR the election of all nominees as Directors and FOR the ratification of the selection of Maggart & Associates, P.C. as First McMinnville Corporation's independent auditors for fiscal year 2001. (The Company's "fiscal year" is the calendar year, which ends on December 31st.)

HOW DOES DISCRETIONARY AUTHORITY APPLY?

If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the proposals (the election of Directors and the ratification of auditors) and other matters described in this document. In addition, every proxy gives the holder discretionary authority to vote on other matters that arise at the meeting of which management is not aware. However, the proxy holders will not vote any proxy that withholds authority or that is voted against the full slate of Directors in favor of any adjournment of the meeting.

WHAT SHOULD I DO NOW?

Indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the Annual Meeting.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the Director-nominees and for the ratification of the named independent auditors, as well as in the discretion of the proxy with respect to any other business that may properly come before the Annual Meeting.

HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes either in favor of or against a particular proposal. If a broker or nominee holding shares in "street" name indicates on the proxy that it does not have discretionary authority to vote on a particular matter, those shares will not be voted with respect to that matter and will be disregarded for the purpose of determining the total number of votes cast with respect to a proposal.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum of Shareholders is necessary to hold a valid meeting. If the holders of at least a majority of our shares (that is, 261,230 shares) are present in person or by proxy, a quorum will exist. Once a Shareholder is present for any purpose, then her or his vote will be counted towards the quorum requirement (unless the Annual Meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the shares abstains from voting with respect to any matter brought before the Annual Meeting.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. This means that the Director nominee with the most affirmative votes for a particular slot is elected for that slot.

DO I HAVE THE RIGHT TO CUMULATE MY VOTES?

No.  The Company's charter does not provide for cumulative voting.


                                 FIRST PROPOSAL

                              ELECTION OF DIRECTORS

HOW IS OUR COMPANY'S BOARD STRUCTURED?

Under the Company's charter, the Company's Board of Directors is divided into three groups (called "Classes") of Directors. Directors are elected for three-year terms, but one "Class" is elected every year. This year, all of the Directors in "Class II" are being elected.

WHO ARE THE NOMINEES THIS YEAR?

The "Class II" Directors being elected are all incumbents, which means that they are already serving as Directors and that they are standing for re-election. They are:


John Gregory Brock,
Arthur J. Dyer,
Rufus W. Gonder,
G. B. Greene, and
Robert W. Jones.

Each of these individuals was nominated by the Company's Board of Directors. Each nominee would hold office until the 2004 Annual Meeting of Shareholders and until his successor has been elected and duly qualified.

WHAT IS THE BACKGROUND OF THIS YEAR'S NOMINEES?

        NAME [CLASS](1)                     AGE                   PRINCIPAL OCCUPATION
John Gregory Brock [Class II]               45       Owner, Apex Construction Company. Mr. Brock
                                                     has served as a Director since 1993.

Arthur J. Dyer [Class II]                   49       President, Metal Products Company. Mr. Dyer
                                                     has served as a Director since 1999.

Rufus W. Gonder [Class II]                  46       Certified Public Accountant. Mr. Gonder has
                                                     served as a Director since 1999.

G. B. Greene [Class II]                     61       Printing business, President of Womack Co.
                                                     Printing. Mr. Greene has served as a Director
                                                     since 1984.

Robert W. Jones [Class II]                  72       Retired, Former Chairman of First McMinnville
                                                     Corporation. Mr. Jones has served as a Director
                                                     since 1984.

WHO ARE THE DIRECTORS WHO ARE CONTINUING IN OFFICE WITHOUT RE-ELECTION THIS
YEAR?

       NAME [CLASS](1)                      AGE                   PRINCIPAL OCCUPATION
Paul O. Barnes [Class I]                    67       Chairman, B & P Lamp Supply Co., Inc.  Mr.
                                                     Barnes has served as a Director since 1984.

D. I. Gillespie [Class I]                   67       President, Bridge Builders, Inc. Mr. Gillespie has
                                                     served as a Director since 1984.

Charles C. Jacobs [Class III]               62       Chairman, President, CEO and Director. Mr. Jacobs
                                                     has served as Chairman of the Board since January
                                                     of 2000 and as a member of the Board since 1985.

C. Levoy Knowles [Class I]                  47       Chief Executive Officer, Ben Lomond Rural
                                                     Telephone Cooperative. Mr. Knowles has served
                                                     as a Director since 1999.

Douglas Milner [Class III]                  54       General Manager and Vice President, Middle
                                                     Tennessee Dr. Pepper Bottling Company. Mr.
                                                     Milner has served as a Director since 1995.

John J. Savage, Jr. [Class III]             79       Retired; Executive Vice President and Trust
                                                     Officer, First National Bank through September
                                                     1986. Mr. Savage has served as a Director since
                                                     1984.

Carl M. Stanley [Class III]                 65       Mr. Stanley is the Chief Manager of Burroughs-
                                                     Ross-Colville Company, LLC, and he was the
                                                     president of the predecessor of that company.
                                                     Mr. Stanley has served as a Director since 1984.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

That is not expected to occur. If it does, proxies will be voted for a substitute designated by the Board, if the Board decides to designate a substitute. Otherwise, the slot will be left vacant and may be filled by the Board of Directors at a later date.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board unanimously recommends that you vote FOR the election of these nominees.

                 THE COMPANY'S BOARD OF DIRECTORS AND COMMITTEES

WHAT IS THE STRUCTURE OF THE BOARD OF DIRECTORS?

Our Board must consist of five to twenty-five Directors, but the exact number is set by the Board. Our current Board consists of twelve Directors. Five of these Directors, who are all in "Class II," are standing for re-election this year. Every year, one of the three "Classes" of Directors stands for re-election by our Shareholders to serve for three year terms.

HOW ARE DIRECTORS COMPENSATED?

Directors of the Company receive $800 for each meeting of the full Board of Directors attended plus $200 for each committee meeting attended. However, attendance at the December meeting is not required for a Director to receive Board fees.

Directors have also been granted 1,500 options that vest over three years time. These options are granted at the then-current fair market value of the Company's common stock as determined by the Company. There were no stock option grants to Directors in 2000.


HOW OFTEN DID THE BOARD OF DIRECTORS MEET IN FISCAL YEAR 2000?

The Board met nine times during fiscal year 2000. Each Director attended more than 75% of the meetings of the Board and of committees of which they were members.

WHAT ARE THE COMMITTEES OF THE BOARD?

Our Board has three standing committees, which are the Executive-Loan Committee and the Audit, CRA, Compliance, and Data Processing Committee. and the Loan Review-Trust Investment Committee. The following table contains information concerning the Board's committees.

Name of Committee and Members  Function of the Committee

Executive-Loan Committee       Exercises the powers of the full Board between Board meetings.
                               This Committee has the authority to
G. B. Greene
Charles C. Jacobs              1.  Approve new lines of credit above $100,000 unsecured and
Robert W. Jones                    $250,000 secured and extensions of credit that exceed
J. D. Milner                       officer lending limits.
Carl M. Stanley                2.  Through its "Compensation Committee" subcommittee,
                                   study current benefit and compensation standards and
                                   recommend policies and amount to the board.
                               3.  Approve Investment decisions above limits authorized
                                   for management.
                               4.  Recommend to the board administrative procedures and
                                   practices.

                                   However, this Committee may not:
                               1.  Authorize or declare dividends.
                               2.  Submit matters to a vote of Shareholders.
                               3.  Fill vacancies on the Board or any of its committees.
                               4.  Amend the charter or adopt, amend or repeal the bylaws.
                               5.  Authorize a plan of merger, share exchange, liquidation, dissolution, etc.
                               6.  Authorize or approve the issuance or sale Company stock.

                               This committee met fifteen times in the year 2000.

Audit, CRA, Compliance, and    1.  Ensure Company and Bank compliance with regulatory
Data Processing Committee          requirements.
                               2.  Review the internal and external audit program for the
Arthur J. Dyer                     Company and the Bank, including the trust department, to
D. I. Gillespie                    ensure risks are being properly monitored.
Rufus W. Gonder                3.  Review on an annual basis all Company and Bank policies and recommend changes to the Board.
                               4.  Monitor functions of data processing department.
                               5.  Engage independent auditors.
                               6.  Review audit fees.
                               7.  Supervise matters relating to internal and external audit functions.
                               8.  Review and set internal policies and procedures regarding audits, accounting and other financial controls.
                               9.  Review related party transactions.

                               This committee met eight times in the year 2000.

Loan Review - Trust            This Committee is charged with:
Investment Committee
                               Functions will be:
P.O. Barnes                    1.  Review on an annual basis extensions of credit in excess of
John Gregory Brock                 $100,000 unsecured and $250,000 secured.
C. Levoy  Knowles              2.  Determine the adequacy of the loan loss reserve.
John J. Savage, Jr.            3.  Review activities of the trust department on an annual basis.
Charles C. Jacobs              4.  Approve the acceptance of new trust and estates that exceed amount of trust officers authorization.

                               This committee met seven times in the year 2000.


                               ===============

                               EXECUTIVE OFFICERS

         The following are the Executive Officers of the Company and/or First National Bank (the "Bank"). Unless otherwise indicated, these officers have served in the indicated capacities during the last five years through the date hereof, except that Mr. Jacobs was elected to serve as Chairman of the Company and the Bank in January of 2000.

     Name                Age     Office and Business Experience
--------------           ---    ----------------------------------------------------------
Charles C. Jacobs         62    Chairman, Director, President and Chief Executive Officer,
                                First McMinnville Corporation and First National Bank.

P. D. Bogle               48    Senior Vice President, First McMinnville Corporation, First National Bank.

Larry B. Foster           45    Senior Vice President, First McMinnville Corporation, First National Bank.

David W. Marrtala         45    Senior Vice President, First McMinnville Corporation, First National Bank.

Kenny D. Neal             45    Senior Vice President, First McMinnville Corporation, First National Bank.,
                                Chief Accounting and Financial Officer of both the Bank and the Company.

C. P. Whisenhunt          45    Senior Vice President, First McMinnville Corporation, First National Bank.

         Officers are generally elected annually by, and serve at the pleasure of, the Board of Directors. However, as discussed below under "Executive Compensation," the Company has an employment contract with Mr. Jacobs.

                                      *****

The Audit, CRA, Compliance, and Data Processing Committee, is comprised of Directors Dyer, Gillespie, and Gonder. (Although Director and CEO Jacobs is an ex-officio member of this committee, he does not participate in audit committee functions and he is excused from committee meetings with respect to audit functions and matters.) The Board of Directors has determined that all of the members of the Audit Committee except Director Gonder is independent in accordance with the requirements of the Nasdaq Stock Market. (Although the Company is not listed on the Nasdaq, the Company has used the Nasdaq's independence criteria in making this judgment.) Director Gonder has been determined not to be independent under Nasdaq's rules due to certain business loans outstanding to him or to entities with which he is affiliated. The Board felt, nonetheless, that Director Gonder would be an effective member of the committee and that his appointments to the committee was in the best interests of the Company and its stockholders. The Audit Committee annually selects the independent auditors and meets with the auditors to discuss the annual audit. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee, which is a subcommittee of the Audit, CRA, Compliance, and Data Processing Committee of the Company and First National Bank, met eight times during fiscal year 2000.

The Board of Directors not adopted a formal written charter for the Audit Committee.

Report of the Audit Committee

For the fiscal year ended December 31, 2000, the Audit Committee (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Maggart & Associates, P. C., all matters required to be discussed under Statement on Auditing Standards No. 61., and (iii) received from Maggart & Associates, P. C., disclosures regarding Maggart & Associates, P. C.'s independence as required by Independence Standards Board Standard No. 1 and discussed with Maggart & Associates, P. C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Audit Committee:

Arthur J. Dyer
D. I. Gillespie
Rufus W. Gonder

                             EXECUTIVE COMPENSATION

                     REMUNERATION OF DIRECTORS AND OFFICERS

There were no changes in the Company's chief executive during the last fiscal year. The following table sets forth the compensation of the Company's Chief Executive Officer for 2000 and the other four most highly compensated executive officers as of December 31, 2000 (if their total annual salary and bonus equaled or exceeded $100,000) for the fiscal years ended December 31, 2000, 1999, and 1998 respectively. The figures below include all compensation paid for all services to the Company for that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation                                 Long-Term Compensation
                               -----------------------------------------    --------------------------------------------------------

                                                                                        Awards                     Payouts
                                                                            ----------------------------   -------------------------
                                                                                             Securities
                                                           Other              Restricted     Underlying                   All Other
Name and Principal                                         Annual           Stock Award(s)  Options/SARs      LTIP      Compensation
Position                Year   Salary($)   Bonus($)   Compensation($)(1)          ($)          (#)(2)      Payouts($)      ($)(3)
------------------      ----   ---------   --------   ------------------    --------------  ------------   ----------   ------------
Charles C. Jacobs,      2000   $147,992    $22,199        $14,148                 N/A            -0-        $  -0-        $15,486
President/CEO           1999    140,704     21,106         10,738                 N/A            -0-           -0-         17,809
                        1998    131,500     19,725         11,414                 N/A            -0-           -0-         16,746


NOTES TO SUMMARY COMPENSATION TABLE

          (1) As to "Other Annual Compensation", although executive officers receive perquisites and other personal benefits (e.g., automobiles furnished by the Company), the aggregate amount of such perquisites or other personal benefits does not exceed the lesser of $50,000 or 10% of the annual salary and bonus for any of the persons listed in the Summary Compensation Table. Mr. Jacobs reimburses the Company for any personal use of this car. This amount includes Director's fees, and insurance premiums.

          (2) The amounts in this column reflect the number of unexercised options granted to the named person(s) in the year(s) indicated.

          (3) This amount represents the Company's contribution to the Company's 401(k) plan on behalf of the named executive(s) together with the estimated contribution for the named person in respect of the Company's defined benefit (pension) plan described in these proxy materials.


                                       ***

STOCK OPTION GRANTS

Our Company granted no stock options to the Directors, or to any executive officer(s) named in the Summary Compensation Table in 2000. Our Company grants no stock appreciation rights.

2001 STOCK OPTION EXERCISES

The table below provides information as to exercises of options under our Company's stock option plan by the named executive officer(s) reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officer(s). (Our Company grants no stock appreciation rights.)

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR END OPTION/SAR VALUES

---------------------------------------------------------------------------------------------------------------
                                                                         Securities
                                                                         Underlying             Value of
                                                                        Unexercised         Unexercised in-the-
                                                                        Options/SARs             Money
                                                                     At Fiscal Year End     Options/SARs At
                                                                            (#)             Fiscal Year End ($)
                                                                     ------------------     -------------------
                     Shares Acquired on     Value Realized on           Exercisable/           Exercisable/
Name and Title         Exercise (#)            Exercise ($)           Nonexercisable(1)      Nonexercisable(1)
---------------------------------------------------------------------------------------------------------------
Charles C. Jacobs           -0-                   $-0-                   2,100/1,400         $36,141/$24,094
President/CEO
---------------------------------------------------------------------------------------------------------------

                             NOTE TO PRECEDING TABLE

         (1) This amount represents the difference between the estimated market price on February 28, 2001 of approximately $75.36 per share and the respective exercise price(s) of the options at the date(s) of grant ($58.15). Such amounts may not necessarily be realized.

                                       ***

DOES THE COMPANY HAVE ANY EMPLOYMENT CONTRACTS WITH ITS EXECUTIVE OFFICERS? IF SO, WHAT ARE THE MATERIAL TERMS OF THOSE AGREEMENTS?

Yes. Mr. Jacobs signed an employment agreement with the Company in June of 1999. He agreed to serve the Company and First National Bank as President and Chief Executive Officer. That agreement was for a term of approximately four years. By its terms, the agreement expires on December 31, 2003, subject to automatic extensions for one year periods on each annual anniversary date hereof (i) unless the Board of Directors delivers Jacobs a copy of its resolution revoking such automatic renewal on or before any such anniversary date or (ii) unless Jacobs notifies the Board of Directors in writing on or before any such anniversary date that he is revoking such automatic renewal.

Pursuant to this agreement, Mr. Jacobs's base salary is determined by the Board of Directors. However, prior to a change in control (as defined below), so long as First National Bank's return on average assets is not less than one percent, Mr. Jacob's salary may not be lowered, and, after the commencement of a change in control, his salary shall not be lower than his annual salary for the year in which any Change of Control Transaction commences. Mr. Jacobs is also entitled to receive an annual salary adjustment. This shall occur on January 1 of each year (or part of a year) during the term of the agreement, commencing January 1st of the year in which any Change of Control is deemed to occur pursuant to this agreement. Beginning with any change in control, Mr. Jacobs's salary shall be increased annually by not less than an amount equal to a percentage equal to 100% of the amount reasonably determined by the Company to be the increase (if any) in the consumer price index for the preceding year. There would be no increase (or decrease) in the event that such consumer price index were determined by the Company not to have increased (or to have declined).

Under Mr. Jacobs' contract, a "change in control" is deemed to occur when:

(1) There is any "change in control" of the Company or the Bank as such term is defined on the date hereof in the Federal Change in Bank Control Act and any comparable laws, rules, and regulations currently in effect

(2) Any merger, reorganization, consolidation, substantial disposition of assets, liquidation or comparable transaction affecting the Bank, the Company, or any material affiliate of either the Bank or the Company.

In addition, a "change in control" shall be deemed to have occurred in the event that a Distribution Date occurs under the Shareholders Rights Agreement of the Company dated June 10, 1997, as the term "Distribution Date" is defined in such Shareholders Rights Agreement, or would have been deemed to have occurred but for an amendment or termination of such Shareholders Rights Agreement at some future time.

Mr. Jacobs shall have the right to receive a bonus, before a change in control, as determined by the Company's Board of Directors. After a change in control he is to receive a bonus for any year in which a change in control occurs, and for each year thereafter, equal to the highest amount awarded by any affiliate of the Company and/or First National Bank to any officer of any financial institution owned or otherwise controlled, directly or indirectly, by such affiliate or, if the company then controlling First National Bank or the Company does not at any time own another financial institution other than First National Bank, then the bonus shall be equal to the highest bonus paid to any officer, director, or employee of such company or any affiliate thereof, who acts in the capacity of a regional and/or multi-bank administrator.

Mr. Jacobs is subject to the Company's employment, personnel, and all other policies as in effect on the date of his agreement and in effect from time to time as long as no changes in such policies alter or diminish his rights under his employment agreement. Mr. Jacobs can be terminated for cause, which is defined to mean any one or more acts of theft, embezzlement, fraud or dishonesty; any material uncured breach or violation of his employment agreement; any order issued by any federal banking agency requiring his termination; any willful, uncured failure by Mr. Jacobs to perform his duties under the agreement; and/or any deliberate and knowing act by him that was intended to harm, and did, harm the Company and/or First National Bank in a materially demonstrable financial manner.

Mr. Jacobs can terminate the contract for cause if the Company persists in a wilful breach of the agreement. If Mr. Jacobs is terminated for cause, of if he resigns without cause, he will be subject to a non-competition agreement for one year after the date of his termination. If Mr. Jacobs's employment is terminated without cause, he will receive a lump sum severance payment equal to five times his compensation. Here, the term "compensation" means the sum of Jacobs' salary and bonus for the immediately preceding calendar year (or, if greater, the sum of his salary and bonus for the then current calendar year).

Mr. Jacobs's employment agreement terminates upon his death or disability and he is entitled to certain benefits in the event of his termination resulting from disability. The agreement also contains a covenant by Mr. Jacobs not to disclose any of the Company's confidential information or trade secrets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors has appointed a "Compensation Committee," which is a subcommittee of the Executive-Loan Committee, comprised of Directors Greene, Jones, Milner, Stanley, and Jacobs. The Compensation Committee makes recommendations to the full Board of Directors as to the compensation for executive officers, including the Chief Executive Officer, as well as to compensation for other officers and employees. (Mr. Jacobs, who is a member of the Compensation Committee, is excused from the meeting during such time as his compensation is being discussed.) The principal component of executive officer compensation is salary, with secondary reliance on bonuses, stock option incentives, and other types of long-term benefits such as participation in the Company's 401(k) plan and in the Company's defined benefit ("pension") plan. The Committee utilizes information concerning the performance of the Company as compared to its peer group and in achieving its established goals in evaluating the overall performance of its employees, including the Chief Executive Officer. The Committee takes a long-term, as opposed to a short-term, view of compensation and overall results of operations. The Company compares, among other factors, the Company's performance compared to other similarly situated commercial banks, with primary emphasis given to comparable community banks located in Tennessee. Important factors include return on average assets, return on equity, asset quality, comparisons of executive compensation at other comparable institutions, and similar objective criteria. Both overall profitability and increased earnings per share figured into, but were not the exclusive criteria, in the Committee's recommendation. Other factors important to the Committee are length and quality of service to the Company, to the Bank and to the Community, demonstrated leadership ability, the apparent trends evident in the Company's and the Bank's results of operations, and a variety of other subjective and objective factors. The Committee was generally pleased with the performance of the Company compared both to its peer group and to its goals. Accordingly the Committee recommended, and the Board of Directors approved in all material respects the levels of compensation recommended by the Committee. In addition, the Committee considered the historical profitability, competitiveness, and perceived prospects in arriving at this recommendation, as well as in concurring in the stock option grants described elsewhere in these proxy materials.

As noted above, the members of the Company's Compensation Committee during the last completed fiscal year were Directors Greene, Milner, Jones, Stanley and Jacobs. None of these individuals was, during the last fiscal year, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the registrant or any of its subsidiaries, or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of the SEC's Regulation S-K except that Director Jacobs is Chairman, President and Chief Executive Officer of the Company and First National Bank and Director Jones served as a consultant to the Company and, as such consultant, as Chairman of the Company, until January of 2000. (In addition, Director Jones retired in 1993 as chief executive officer of the Company). During the last completed fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or served as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

2000 Report of the Compensation Committee on Executive Compensation

The Company's Compensation Committee reviews compensation paid to the chief executive officer. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the Company's market areas, including institutions with total assets of between $150 million and $1 billion. Although the Committee does not specifically set compensation levels for the chief executive officer based on whether particular financial goals have been achieved by the Company, the Committee does consider the overall profitability of the Company when making these decisions. The Compensation Committee has the following goals for compensation programs impacting the chief executive officer of the Company:

     - to provide motivation for the chief executive officer to enhance stockholder value by linking compensation to the future value of the Company's stock;

     - to retain the chief executive officer who has led the Company and the Bank to build its existing market franchise and to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

     - to maintain reasonable fixed compensation costs by targeting the base salary at a competitive average.

During the year ended December 31, 2000, Charles C. Jacobs, Chairman, President and Chief Executive Officer, received a base salary of $147,992 in recognition of his continued leadership in the management of the Company, as well as a bonus of $22,199. The Compensation Committee will consider the annual compensation paid to the presidents and chief executive officers of publicly owned financial institutions nationally, in the State of Tennessee and surrounding states with assets of between $150 million and $1 billion and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the president and chief executive officers in the future.

HOW IS THE COMPANY AFFECTED BY THE LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION?

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. Based on the amounts earned by the employees of the Company, the Company does not believe that the $1 million limitation will affect the Company. In addition, this limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Company believes our stock incentive plans and payments of target incentive payments are "performance-based" and satisfy Section 162(m). The committee intends for all compensation paid to our executives to be fully deductible under federal tax laws and intends to take such steps as are necessary to ensure continuing deductibility.

This report on executive compensation for the 2000 fiscal year has been furnished by the members of the Compensation Committee, without the participation of Director Jacobs:

- Carl M. Stanley (Chairperson)
- G. B. Greene
- Douglas Milner
- Robert W. Jones.


SHAREHOLDER RETURN PERFORMANCE GRAPH

Stock Performance Graph. Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the cumulative total shareholder return on stocks included in the Russell 2000 index and (b) the cumulative total shareholder return on stocks included in the NASDAQ Bank Index, as prepared for the Company by Research Data Group, Inc. All three investment comparisons assume the investment of $100 as of December 31, 1999, and the reinvestment of dividends, as specified in Section 402(l) of Regulation S-K for companies (like the Company) which registered under Section 12 of the Exchange Act in fiscal 2000.

There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance. The Company notes, however, that the comparisons are to companies with publicly traded stocks which may be trading at a multiple of book value greater than the multiple (if any) at which the Company's stock is trading.

                               [GRAPHIC OMITTED]

                                                     12-31-99           12-31-00
Russell 2000 Index*                                      $100            $ 96.98

NASDAQ Bank Index*                                        100             114.18

First McMinnville Corporation*                            100             111.46

The information set forth above under the subheadings "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" (i) shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, as amended ("Securities Act"), shall not be deemed to be incorporated by reference in any such filing.

[*Note: Return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Share price at the end and beginning of the measurement period; by (ii) the Share price at the beginning of the measurement period. The measurement period in the graph set forth above begins on the last trading day of December 31, 1999. The closing price on that date is the base amount, with cumulative returns for each subsequent twelve-month period measured as a change from that base. The cumulative return for each twelve-month period is calculated in relation to the base amount as of the last trading day of the Company's fiscal year.]

Benefits

In April 1997, the stockholders of the Company approved the 1997 First McMinnville Corporation Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the granting of stock options, and authorizes the issuance of common stock upon the exercise of such options, for up to 57,500 shares of common stock, to employees, nonemployee Directors and advisors of the Company, of which 1,500 were specified in the Stock Option Plan to be granted to each then-current Director of the Company.

Under the Stock Option Plan, stock option awards may be granted in the form of incentive stock options or nonstatutory stock options, and are generally exercisable for up to ten years following the date such option awards are granted. Exercise prices of incentive stock options must be equal to or greater than 100% of the fair market value of common stock on the grant date.

The Stock Option Committee designated by the Board administers the Stock Option Plan. The Stock Option Plan may be terminated at any time by the Board of Directors. Options granted under the Stock Option Plan are exercisable as determined by the Board of Directors and generally are expected to vest approximately 10% per year over a ten year period and expire after ten years, although this period may be shortened by the Board of Directors. According to the plan, however, the options granted to the Directors in 1997 vested one-third per year commencing on May 13, 1997. The Stock Option Plan provides that options must be exercised no later than ten years after being granted (five years in the case of incentive Stock Options granted to an employee who owns more than 10% of the voting power of all stock).

The Stock Option Plan provides that the Board of Directors shall approve the exercise price of options on the date of grant, which for incentive stock options cannot be less than the fair market value of the Common Stock on that date (110% of the fair market value for Incentive Stock Options granted to any employee who owns more than 10% of the voting stock). The number of shares which may be issued under the Stock Option Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock are changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants may be entitled to shares in the surviving corporation upon the terms set forth in the Stock Option Plan.

Options granted under the Stock Option Plan are nontransferable, other than by will, the laws of descent and distribution or, for nonstatutory stock options, pursuant to certain domestic relations orders. Payment for shares of Common Stock to be issued upon exercise of an Option may, if permitted in the option agreement, be made in cash, by delivery of Common Stock valued at its fair market value on the date of exercise or delivery of a promissory note as specified in the option agreement. Note 18 to the Consolidated Financial Statements of the Company for the year ended December 31, 2000 contains additional information concerning the Stock Option Plan.

Pension Plan. The Bank has a noncontributory pension plan for all eligible employees. In order to be eligible, an employee must perform at least 1,000 or more hours of service within six (6) months of his or her date of employment. The employee shall become eligible on the first day of May first following the completion of one year of service and the attainment of age 21, provided such person was hired prior to his or her 60th birthday.

The amount of a participant's monthly normal retirement annuity is equal to .85% of the first $833 of the participant's average monthly compensation plus 1.50% of the compensation in excess of the first $833, multiplied by the number of years of credited service to the participant's normal retirement date which is attainment of age 65. The number of years of credited service used in the formula will be limited to a maximum of 35. Average monthly compensation is defined as the sum of the participant's reported basic earnings in the five consecutive plan years that produce the highest amount divided by 60. Early retirement, postponed retirement and disability retirement are also provided for in the plan.

A plan participant has a vested benefit equal to a percentage of his or her accrued benefit based on the length of his or her service, beginning at 20% after three years of service and increasing 20% per year for the next four years, with a participant fully vested at the end of year seven. Mr. Jacobs has 35 years of credited service under the Plan with current compensation covered by the Plan of $153,912 and the estimated amount of the Company's 2000 contribution for Mr. Jacobs was $10,381, as is reflected in the Summary Compensation Table appearing elsewhere in these proxy materials. Mr. Jacobs' anticipated monthly benefit at retirement at age 65 is currently estimated at $7,160.

The following table sets forth the estimated annual retirement benefits on a straight life annuity basis to participating employees, including the Named Executive Officer, for designated years of service and remuneration levels.

                                Years of Service

Remuneration                 15                  20                25                  30                  35
------------
    $100,000             $ 21,525            $ 28,700           $ 35,875            $ 43,051            $ 50,225
     125,000               27,150              36,200             45,250              54,301              63,350
     150,000               32,775              43,700             54,625              65,551              76,475
     175,000               38,400              51,200             64,000              76,801              89,600
     200,000               44,025              58,700             73,375              88,051             102,725
     225,000               49,650              66,200             82,750              99,301             115,850
     250,000               55,275              73,700             92,125             110,551             128,975
     300,000               66,525              88,700            110,875             133,051             155,226
     400,000               89,025             118,700            148,375             178,051             207,726
     450,000              100,275             133,700            167,125             200,551             233,976
     500,000              111,525             148,700            185,875             223,051             260,226

Effective March 24, 1986, the Plan was amended by including, for purposes of calculating a participant's compensation under the Plan, any and all bonuses paid to the participant during the plan year. Please refer to Note 10 to the Consolidated Financial Statements for additional information.

The Company also offers a 401(k) profit-sharing plan for eligible employees, which was adopted in 1988. To be eligible, an employee must have obtained the age of 21 and she or he must have completed one year of service. The provisions of this plan provide for both employer and employee contributions. In 2000, the Company contributed approximately $52,000 to the plan, as compared to $50,000 in 1999 and $43,000 in 1998. Please refer to Note 10 of the Consolidated Financial Statements for additional information.

           STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The Company is authorized to issue 5,000,000 shares of its Common Stock. As of March 1, 2001, there were 522,458 shares of the Company's Common Stock issued and outstanding.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock by (A) Directors of the Company, and (B) the Directors and executive officers of the Company as a group. No person known to the Company is the beneficial owner of 5% or more of the issued and outstanding shares of the Company's Common Stock. This information is based on information filed with or provided to and by the Company as of approximately February 28, 2001. This table includes, in the ownership and percentage calculations, shares subject to options which may be exercised within the next sixty days by all Directors and Executive Officers who are option holders in accordance with Rule 13d-3(d)(1) under the Exchange Act. However, each Director's percentage of ownership is based on such Director's pro forma ownership (including shares subject to being obtained by the exercise of options within the next 60 days) and the actual number of shares outstanding as set forth above at said date plus the number of shares obtainable by such person with the next sixty days.

  NAME AND ADDRESS OF BENEFICIAL OWNER          AMOUNT AND NATURE OF BENEFICIAL         PERCENT OF CLASS(1)
                                                          OWNERSHIP(1)
(A) Paul O. Barnes                                             9,828                          1.97

J. G. Brock(2)                                                 2,000                             *

Arthur J. Dyer                                                 1,206                             *

Dean I. Gillespie(3)                                           3,180                             *

Rufus W. Gonder                                                  706                             *

G.B. Greene                                                    9,740                          1.86

Charles C. Jacobs                                              6,346                          1.47

Robert W. Jones(4)                                            10,594                          2.02

C. Levoy Knowles                                               1,450                             *

J. Douglas Milner                                              1,700                             *

John J. Savage, Jr.(5)                                         2,632                             *

C. M. Stanley(6)                                              18,404                          3.51

(B) Directors and Executive Officers as a                     70,921(1)                      14.59%(1)
Group (17 persons)

* Less than 1%.

                                 NOTES TO TABLE

(1) The percentages are based on 522,458 shares of the Common Stock actually outstanding at March 1, 2001, plus that number of shares obtainable by each person named within the next 60 days pursuant to the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. All Directors hold 1,500 options pursuant to the Stock Option Plan except that Mr. Barnes has exercised 500 options. This information is based in part on information supplied to the Company by the persons named in the Table. The other options held by executive officers and exercisable within 60 days are Mr. Jacobs (600),Mrs. Bogle (360), Mr. Foster (360), Mr. Marttala (360), Mr. Neal (360), and Mr. Whisenhunt (360).

(2)  Includes 184 shares held on behalf of Mr. Brock's spouse.

(3) Includes 492 shares held jointly by Mr. Gillespie and his children. Also includes 396 shares held by Mr. Gillespie's spouse, as to which Mr. Gillespie disclaims beneficial ownership.

(4) This total includes 4,446 shares held by Mr. Jones' spouse, as to which Mr. Jones disclaims beneficial ownership.

(5)  Includes 208 shares held jointly by Mr. Savage and his spouse.

(6) Includes 10,354 shares of an estate as to which Mr. Stanley is executor and 4,438 shares of a trust as to which Mr. Stanley is a trustee.


                                       ***


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than 10% Shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal year 2000 all of our Directors and executive officers complied with these requirements. (The Company knows of no 10% or greater beneficial owner.)

                              CERTAIN TRANSACTIONS

Certain Directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of First National Bank and have had transactions with First National Bank in the ordinary course of First National Bank's business. All material transactions involving loans and commitments to such persons and businesses have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. The indebtedness of management (including the Directors and their respective interests) and these related parties to First National Bank was approximately $6,236,000 at December 31, 2000 and thus equal to an estimated 16.54% of the Company's total Shareholders' equity at December 31, 2000. This indebtedness comprised 4.64% of the total currently outstanding First National Bank loans (net of loan loss reserve) as of December 31, 2000. In the opinion of the Board of Directors, such transactions have not involved more than a normal risk of collectibility nor presented other unfavorable features, nor were any of these related-party loans restructured or charged off in such year.

There is no family relationship between any of the above officers or between any officer, Director or nominee for Director, except that Mr. G. B. Greene is the brother of Bank Assistant Vice President Fred Greene.

Except as disclosed under "Executive Compensation," and except as set forth below, our executive officers, Directors and Director nominees did not have significant business relationships with us which would require disclosure under applicable SEC regulations and no such transactions are anticipated during the 2000 fiscal year.

                                 SECOND PROPOSAL

                                 RATIFICATION OF
                              INDEPENDENT AUDITORS

The Board of Directors of the Company has selected Maggart & Associates, P.C. to serve as independent auditors for the current fiscal year upon the recommendation of the Company's Audit Committee and considers it desirable that the selection of Maggart & Associates, P.C. be ratified by the Shareholders. Maggart & Associates, P.C. has served in this capacity for the Company since 1984. A representative of Maggart & Associates is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

Fees Billed or to be Billed to the Company by Maggart & Associates, P.C. for 2000 are as follows:

Audit Fees. The aggregate audit fees billed or to be billed to the Company by Maggart & Associates, P.C. during 2000 for professional services rendered for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $61,200.

Financial Information Systems Designed and Implementation Fees. Maggart & Associates, P.C. provided no professional services to the Company regarding financial information systems design and implementation during 2000.

All Other Fees. The aggregate fees billed or to be billed to the Company by Maggart & Associates, P.C. for 2000 for all services rendered to the Company, including tax related services, but excluding audit fees and financial information systems design and implementation fees, totaled $19,875.

The Board of Directors unanimously recommends that you vote FOR the ratification of Maggart & Associates, P.C., as the Company's independent auditors for the fiscal year ending December 31, 2001.

                               PROXY SOLICITATION

Proxies are being solicited by and on behalf of the Board of Directors of First McMinnville Corporation. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited by our Directors, officers and employees in person or by telephone, telegram or other means of communication. Our Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of shares held of record by such persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

To be considered for inclusion in our proxy materials relating to the 2002 Annual Meeting of Shareholders, Shareholder proposals must be submitted by eligible Shareholders who have complied with the relevant regulations of the SEC and must be received no later than December 31, 2001. Shareholder proposals should be mailed to Charles C. Jacobs, Chairman, President and Chief Executive Officer, First McMinnville Corporation, 200 East Main Street, McMinnville, Tennessee 37110.

                                 OTHER BUSINESS

Our management is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                            AVAILABILITY OF FORM 10-K

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE SHARES OF OUR COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS AND WHEN FILED WITH THE SEC. REQUESTS SHOULD BE MAILED TO CHARLES C. JACOBS, CHAIRMAN, 200 EAST MAIN STREET, MCMINNVILLE, TENNESSEE 37110.

The Annual Report to Shareholders that accompanied the proxy materials is omitted from this filing as it does not constitute "soliciting material." Copies of the Annual Report to Shareholders have been mailed to the Securities and Exchange Commission pursuant to Rule 14a-3(c) as promulgated under the Securities Exchange Act, as amended.

                                   APPENDIX A

                                      PROXY
                          FIRST MCMINNVILLE CORPORATION
                  FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 10, 2001

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY.

The undersigned holder of Common Stock, $2.50 par value per share ("Common Stock") of FIRST MCMINNVILLE CORPORATION (the "Company") hereby appoints P. O. BARNES, J. D. MILNER, AND CARL M. STANLEY, each with full power to appoint his substitute, as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Board Room of First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110, on Tuesday, April 10, 2001 (the "Meeting") at 2:30 p.m. (Local Time), and at any adjournments and postponements thereof, and hereby revokes any proxy previously given by the undersigned. The record date for the Annual Meeting is March 1, 2001.

The Common Stock represented by this proxy will be voted in accordance with any choice specified in this proxy. IF NO SPECIFICATION IS MADE, THE PERSONS NAMED BELOW WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY AND FOR THE RATIFICATION OF THE SPECIFIED AUDITORS, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER TO PROPERLY COME BEFORE THE ANNUAL MEETING. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Company.

1.    To elect as Directors the Nominees listed below:

[ ]   FOR all Nominees listed below           [ ]  WITHHOLD AUTHORITY to vote
      (except as marked to the contrary            for all Nominees listed below
      below)

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

      CLASS II -   Arthur J. Dyer, Rufus W. Gonder, John Gregory Brock,
                   G. B. Greene, Robert W. Jones

2. To ratify the appointment of Maggart & Associates, P.C., as independent auditors for the Company for the fiscal year ending December 31, 2001.

      [ ]       FOR               [ ]       AGAINST             [ ]      ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

             The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person.

Date:                         , 2001
      ------------------------                ----------------------------------
                                                         Signature

[ ]   PLAN TO ATTEND

[ ]   DO NOT PLAN TO ATTEND
                                              ----------------------------------
                                                  Signature, if held jointly